UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




     Date of report (Date of earliest event reported):  March 21, 2003




                             EC PARTNERS, L.P.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Delaware                 0-19245                     58-1809884
-----------------       ------------------------      --------------------
(State or other         (Commission File Number)      (IRS Employer
jurisdiction of                                       Identification No.)
incorporation
or organization)




900 N. Michigan Avenue., Chicago, IL                    60611
----------------------------------------              ---------
(Address of Principal Executive Offices)              (Zip Code)




Registrant's telephone number, including area code:  312/440-4800




                                    N/A
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)













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ITEM 5.   OTHER EVENTS

EC Partners, L.P. (the "Partnership"), formerly known as Arvida/JMB Partners, L.P.-II, filed a proof of claim in a bankruptcy proceeding entitled In re: Landmark Land Co. of Florida, Inc., Civil Action No. 2:91-5291-1, Bankruptcy No. 91-05816 against the debtor, Landmark Land Co. of Florida, Inc. ("Landmark") in the United States District Court for the District of South Carolina, Charleston Division. The Partnership's claim was for breach of a joint venture agreement and breach of contract, among other things, relating to the Palm Beach Polo property. The proof of claim sought damages, as well as pre and post-judgment interest, attorneys' fees and costs. By order filed on June 30, 1999, the Court disallowed the Partnership's claim in bankruptcy, except for the amount of $19,732 spent by the Partnership to landscape the berm at the property plus interest as
provided by law.   The  Partnership filed an appeal from the Court's order
and judgment to the United States Court of Appeals for the Fourth Circuit (the "Appellate Court"). On January 10, 2001, the Appellate Court affirmed the lower Court's ruling in all aspects, and the Partnership decided not to seek further review of this ruling.

Landmark filed with the Court a petition seeking payment by the Partnership of Landmark's attorneys' fees and expenses in the litigation in the amount of approximately $3.5 million. By order dated and entered on December 20, 2002, the Court denied the petition for attorneys' fees and expenses filed by Landmark on the basis that Landmark had failed to plead its demand for attorneys' fees in accordance with Florida law and that Landmark had failed to meet its burden in showing that the fees requested were necessary and reasonable.

The Partnership and Landmark subsequently agreed to settle all remaining issues relating to the litigation and entered into an agreed Consent Order Resolving Judgments and Approving Withdrawal of All Pending Motions (the "Order"), which was approved and entered by the Court on March 21, 2003. Pursuant to the Order, Landmark agreed to forego and relinquish an appeal of the Court's order entered in December 2002 denying Landmark's petition for attorneys' fees and expenses as well as a judgment entered by the Appellate Court entitling Landmark to costs of $1,041 plus interest thereon. Under the Order, Arvida agreed to forego and relinquish its judgment in the amount of $19,732 together with any interest and costs.
Any and all pending motions in the litigation were deemed withdrawn and thereby denied as moot. As a result, neither the Partnership nor Landmark, nor their respective partners, subsidiaries, affiliates, officers, directors or other related parties owe to the other any damages, costs or other compensation relating to the subject matter of the litigation or to issues raised or that could have been raised in the litigation. In addition, the Partnership and Landmark mutually released each other and their respective partners, subsidiaries, affiliates, officers, directors and other related parties from any and all claims, causes of actions and other demands relating to the subject matter of the litigation and issues raised or that could have been raised in the litigation.

The Partnership continues to be a defendant in another, unrelated lawsuit, Land Investment I, Ltd., Heathrow Land & Development Corporation, Heathrow Shopping Center Associates and Paulucci Investments v. Arvida/JMB Managers-II, Inc., Arvida/JMB Partners, L.P.-II, Arvida Company and JMB Realty Corporation, in the Circuit Court in and for the Eighteenth Judicial Circuit, Seminole County, Florida. This case remains in the discovery stage. No discovery cut-off date or trial date has been set, although the court has indicated a desire to try the case in November 2003. For further information concerning this lawsuit, please refer to the Partnership's
Form 8-K report (filed under the Partnership's former name, Arvida/JMB Partners, L.P.-II, File No. 0-19245), dated February 7, 2001.








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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Business Acquired

            Not applicable


      (b)   Pro Forma Financial Information

            Not applicable


      (c)   Exhibits

            Not applicable























































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                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              EC PARTNERS, L.P.

                              BY:   EC Managers, Inc.
                                    (The General Partner)




                                    By:   GAILEN J. HULL
                                          Gailen J. Hull, Vice President








Date: April 30, 2003








































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